Ex. 99.1
SILVERLEAF RESORTS, INC.
1221 River Bend Drive, Suite 120
Dallas, Texas 75247
(214) 631-1166

Contact:	Harry J. White, Jr. Chief Financial Officer (214) 631-1166
SILVERLEAF RESORTS, INC.
ANNOUNCES SALE OF UNDEVELOPED LAND
     DALLAS, TEXAS. (September 30, 2005) — Silverleaf Resorts, Inc. (AMEX: SVL) today announced the September 29, 2005 sale of undeveloped land held for sale in Pennsylvania for $6.9 million. The sale will result in a gain of approximately $3.6 million to the Company during the quarter ended September 30, 2005. The proceeds of the sale will be used to reduce senior debt.
     Based in Dallas, Texas, Silverleaf Resorts, Inc. currently owns and operates 13 timeshare resorts in various stages of development. Silverleaf Resorts offer a wide array of country club-like amenities, such as golf, swimming, horseback riding, boating, and many organized activities for children and adults.
     This release contains certain forward-looking statements that involve risks and uncertainties and actual results may differ materially from those anticipated. The Company is subject to specific risks associated with the timeshare industry, the regulatory environment, and various economic factors. These risks and others are more fully discussed under the heading “Cautionary Statements” in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s 2003 Annual Report on Form 10-K (pages 22 through 20 thereof) filed on March 29, 2004.